Lehman Brothers	Residential Mortgage Finance

Free Writing Prospectus

$158,000,000 (Approximate)

IndyMac Residential Mortgage-Backed Trust,
Series 2006-L4
Issuing Entity

Mortgage-Backed Certificates,
Series 2006-L4

Seller, Servicer and Sponsor

IndyMac ABS, Inc.
Depositor

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Filed pursuant to Rule 433(d)
   Registration Statement No. 333-134691

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, Lehman Brothers will arrange to send you the base prospectus at no charge if you request it by calling (800) 666-2388, Ext 59519.
This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.
This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.
This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.
Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Lehman Brothers has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Lehman Brothers or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Lehman Brothers assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Lehman Brothers and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Lehman Brothers shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Free Writing Prospectus
$158,000,000
(Approximate)

IndyMac Residential Mortgage-Backed Trust, Series 2006-L4,
Mortgage-Backed Certificates, Series 2006-L4

Characteristics of the Certificates(1)(2)
Class	Original Principal Balance	Coupon	Tranche Type	WAL to Call (yrs) (5)	Principal Window to Call (mos) (5)	Legal Final Maturity Date	Expected Ratings (Moody’s/S&P)
A	$156,880,000	(3)(4)	Senior	2.12	1-60	August 2012	Aaa / AAA (6)
M	$1,120,000	(3)(4)	Subordinate	3.86	38-59	August 2012	Baa3 / BBB-
B(7)	$2,000,000	(3)(4)	Subordinate	3.82	37-59	August 2012	Ba2 / BB
IO(7) (8)	Notional	(9)	Senior IO	N/A	N/A	N/A	Aaa / NR

Notes:
(1)	The Certificates will be priced assuming a 30% CPR and a 10% Optional Termination.
(2)	Class sizes are subject to a 5% variance.
(3)	The least of (a) One-month LIBOR plus the related margin, (b) the Net WAC Rate and (c) the Maximum Cap Rate.
(4)
The margins on the Class A Certificates will double after the Optional Termination Date. The margin on each of the Class M and the Class B Certificates will increase to a 1.5 multiple after the Optional Termination Date.

(5)	Assumes 30% CPR and the 10% Optional Termination is executed on the Optional Termination Date. The Certificates pay on the 25th of every month beginning in January 2007.
(6)
The Class A Certificates will benefit from an Ambac insurance policy that will provide a 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall).

(7)	The Class IO Certificates and Class B Certificates will not be offered hereby.
(8)
The Class IO Certificates will be interest only certificates. The Class IO Certificates will not be entitled to payments of principal and will accrue interest on a notional balance equal to the balance of the Mortgage Loans. Following the Distribution Date in December 2008, the Class IO Certificates will have a notional balance equal to zero and will not be entitled to any payments after such Distribution Date.

(9)	The coupon on the Class IO Certificates is described under “Pass-Through Rate” on page 7.

Lehman Brothers’ Contacts
Syndicate	Dan Covello Patrick Quinn Paul Tedeschi	(212) 526-9519 (212) 526-9519 (212) 526-9519
Residential Mortgage Finance	Thomas O’Hara Shiv Rao Darius Houseal	(212) 526-6469 (212) 526-6205 (212) 526-9466

Rating Agency Contacts
Moody’s	Eric Fellows	(415) 274-1728
S&P	David Glehan	(212) 438-7324

Seller, Servicer and
Sponsor:	IndyMac Bank, F.S.B.

Depositor:	IndyMac ABS, Inc.

Issuing Entity:	IndyMac Residential Mortgage-Backed Trust, Series 2006-L4 (sometimes referred to as the “Trust”).

Custodian and Trustee:	Deutsche Bank National Trust Company.

Lead Manager:	Lehman Brothers Inc.

Co-Managers:	IndyMac Securities Corporation, Bear, Stearns & Co. Inc. and Credit Suisse Securities (USA) LLC.

Class A Certificate
Insurer:	Ambac Assurance Corporation (“Ambac”), rated Aaa and AAA by Moody’s and S&P, respectively.

The Certificates:
The IndyMac Residential Mortgage-Backed Trust, Series 2006-L4, Mortgage-Backed Certificates will consist of the following classes of Certificates: the Class A Certificates; the Class IO Certificates (together with the Class A Certificates, the “Senior Certificates”); the Class M Certificates; the Class B Certificates (together with the Class M Certificates, the “Subordinate Certificates”); the Class C Certificate; the Class P Certificate; and the Class R Certificate. The Class A Certificates and the Subordinate Certificates are collectively referred to herein as the “Non-IO Certificates”.

The Class M Certificates will be subordinate to the Class A Certificates, and senior to the Class B Certificates.

The Class B Certificates will be subordinate to the Class M Certificates and the Class A Certificates.

Non-Offered Certificates:	The Class IO Certificates, the Class B Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates.

Federal Tax Status:	The Trust will be established as one or more REMICs for U.S. federal income tax purposes.

Registration:	The Class A Certificates, the Class IO Certificates and the Subordinate Certificates will be available in book-entry form through DTC.

Denominations:	For the Class A Certificates and the Subordinate Certificates, minimum denominations of $100,000 and multiples of $1,000 in excess thereof.

Cut-off Date:	December 1, 2006.

Statistical Calculation
Date:	November 1, 2006.

Closing Date:	On or about December [21], 2006.

Distribution Date:	The 25th day of each month (or, if such day is not a Business Day, on the first Business Day thereafter), commencing in January 2007.

Final Distribution Date:	On or about August [25], 2012.

Record Date:	The business day immediately preceding the applicable Distribution Date.

ERISA Eligibility:	The Certificates will not be ERISA Eligible.

SMMEA Eligibility:	The Certificates will not be “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction will allow for a clean-up call (the “Clean-up Call”), which may be exercised following the first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (such date, the “Optional Termination Date”).

Pricing Prepayment
Speed:	The Certificates will be priced based on a constant prepayment speed of 30% CPR.

The Mortgage Loans:
On the Closing Date, a pool of adjustable-rate and fixed-rate, first lien, residential lot loans will be delivered to the Trust. All of the mortgage loans will be balloon loans. The mortgage loans expected to be delivered to the trust on the Closing Date had an aggregate principal balance as of the Statistical Calculation Date of approximately [$119,310,803] (the “Statistical Mortgage Loans”). Mortgage loans with an approximate balance of [$40,689,197] will be funded and transferred to the trust after the Closing Date (the “Pre-Funded Mortgage Loans”). The Statistical Mortgage Loans and the Pre-Funded Mortgage Loans are collectively referred to herein as the “Mortgage Loans”. The information set forth herein, unless otherwise stated, is calculated as of the Statistical Calculation Date with respect to the Statistical Mortgage Loans.

Pre-Funding Account:
On the Closing Date, cash in the estimated amount of approximately [$40,689,197] will be deposited into the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account will be used to purchase Pre-Funded Mortgage Loans during the period ending no later than February 1, 2007 (the “Pre-Funding Period”). Any balance remaining in the Pre-Funding Account after the end of the Pre-Funding Period will be distributed as principal to the Class A Certificates on the following Distribution Date.

Pass-Through Rate:
On each Distribution Date, the Pass-Through Rate for the Class A Certificates and the Subordinate Certificates will be equal to the lesser of (a) the Formula Rate and (b) the Net WAC Rate. The “Formula Rate” for each class of Class A Certificates, the Class M Certificates and the Class B Certificates will be the lesser of (a) One-month LIBOR plus the related margin and (b) the Maximum Cap Rate. After the Optional Termination Date, the margins on the Class A Certificates will double, and the margins on the Class M Certificates and the Class B Certificates will increase to a 1.5 multiple.

On each Distribution Date on or prior to the Distribution Date occurring in December 2008, the Pass Through Rate for the Class IO Certificates will be equal to an annual rate equal to the product of (1) the excess of (A) the Net WAC Rate over (B) the product of (i) weighted average Pass-Through Rate of the Class A Certificates and the Subordinate Certificates, weighted by the related certificate principal balance, and (ii) a fraction, the numerator of which is the aggregate certificate principal balance of the Non-IO Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (2) 25%. Following the Distribution Date in December 2008, the Pass-Through Rate with respect to the Class IO Certificates will be zero.

Interest Accrual Period:
On each Distribution Date, the Interest Accrual Period for the Certificates will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

Remittance Period:
For any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, December 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Net WAC Rate:
For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Maximum Cap Rate:
For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Expense Adjusted
Net Mortgage Rate:
For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Expense Adjusted
Maximum Net
Mortgage Rate:
For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable maximum mortgage rate for such Mortgage Loan (if such Mortgage Loan is an adjustable-rate Mortgage Loan) or the applicable Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a fixed-rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Net WAC Rate
Carryover Amount:
With respect to any class of Non-IO Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the related Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate; and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class of Certificates from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class of Certificates for such Interest Accrual Period.

To mitigate the effect of such Net WAC Rate Carryover Amount, the Certificates will be paid from Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period.

Initial Deposit:
On the Closing Date, the Depositor will deposit into an interest coverage account an amount with the Trustee to be used to cover interest shortfalls on the Class A Certificates, Class M Certificates and Class B Certificates for the first two Distribution Dates due to the pre-funding feature.

Trustee Fee Rate:	0.015% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Servicing Fee Rate:	0.250% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Accrued Certificate
Interest:
The Accrued Certificate Interest for each class of Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the certificate principal balance or notional amount of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero) by the allocable share, if any, for such class of prepayment interest shortfalls not covered by compensating interest from the servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act (in each case to the extent such shortfalls are not allocated to interest accrued on the Class C Certificates).

Unpaid Interest
Amount:
For any class of Non-IO Certificates, (i) on the first Distribution Date, zero, and (ii) on any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Amount, if any, for such class for such immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest on such immediately preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Interest Accrual Period.

Credit Enhancement:	The Certificates will benefit from the following credit enhancement mechanisms, each of which is intended to provide credit support for the Certificates with a higher payment priority:

1)	Initial Subordination

Class A      1.95%
Class M     1.25%
Class B  0.00%

2)	Overcollateralization

At Closing -         0.00%

        Target Percentage -   1.40%

Floor -                            0.50% of the aggregate principal balance of
                the Mortgage Loans as of the Cut-off Date

Stepdown -            Two times the Target Percentage of the
               current aggregate principal balance of the
                       Mortgage Loans

3)	Excess Spread See Excess Spread table

4)	Class A Certificate Policy
The Class A Certificates will benefit from an Ambac insurance policy (the “Policy”) that will provide a AAA/Aaa-rated (S&P/Moody’s), 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall) and payments of principal to the Class A Certificates in the amount of any undercollateralized amounts.

Applied Realized Loss
Amount:
On any Distribution Date, Realized Losses on the Mortgage Loans will first be absorbed by Total Monthly Excess Spread, if any, and then by the Overcollateralization Amount. If on any Distribution Date, as a result of Realized Losses on the Mortgage Loans, the certificate principal balance of the Class A Certificates, the Class M Certificates and the Class B Certificates, after giving effect to principal distributions on such date, exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Applied Realized Loss Amount”) will be allocated sequentially in the following order: first to the Class B Certificates, and then to the Class M Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates. Any Applied Realized Loss Amount allocated to a class of Certificates will reduce the certificate principal balance of that class. Once Realized Losses are allocated to the Class B Certificates and the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class B Certificates and the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Realized Loss:
With respect to any liquidated Mortgage Loan, the amount of loss realized will equal the portion of the principal balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

Net Liquidation Proceeds:
For any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures and the servicing standard specified in the Pooling and Servicing Agreement, as of the end of the related Prepayment Period, that all proceeds which it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered or any other disposition of the related Mortgaged Property (including REO Property), the related liquidation proceeds net of advances, servicing advances, servicing fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or disposition of the related Mortgaged Property.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date after the Distribution Date on which the certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in January 2010 (the 37th Distribution Date) and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose after taking into account principal received or advanced on the Mortgage Loans, which is part of the available funds for such Distribution Date, but before the distribution of the principal distribution amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than approximately 6.70%.

Priority of
Payments:	Payments of interest and principal will be as follows:

(A)	Interest
Amounts received in respect of interest collections on the Mortgage Loans will generally be applied in the following order of priority:

1)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance and Indemnity Agreement (the “Insurance Agreement”) for the premium payable in respect of the Class A Certificates;

2)	To the classes of Senior Certificates, on a pro rata basis, the Accrued Certificate Interest;
3)	To the Class A Certificates, any Unpaid Interest Amount;
4)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Class A Certificate Insurer under the Insurance Agreement;

5)	To the Class M Certificateholders, the related Accrued Certificate Interest; and
6)	To the Class B Certificateholders, the related Accrued Certificate Interest.

(B)	Principal
Amounts received in respect of principal collections from the Mortgage Loans (and other amounts paid to the Certificateholders as principal) will be applied in the following order of priority:

Prior to the Stepdown Date or if a Trigger Event is in effect:
1)	To the Class A Certificates, until the certificate principal balance of such class has been reduced to zero;
2)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (3) under the Interest Priority of Payments;

3)	To the Class M Certificates, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificates, until the certificate principal balance of such class has been reduced to zero.

On and after the Stepdown Date (if a Trigger Event is not in effect):
1)	To the Class A Certificates, the Class A Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero;
2)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (3) under the Interest Priority of Payments;

3)	To the Class M Certificates, the Class M Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificates, the Class B Principal Distribution Amount, until the Certificate principal balance of such class has been reduced to zero.

Total Monthly Excess Spread
Any remaining amounts will be applied in the following order of priority to the extent available for such purpose:

Total Monthly Excess Spread will be distributed as follows:

1)	To the holders of the Certificates then entitled to receive principal in the order described under “principal” above, additional principal until the Overcollateralization Target Amount is reached;
2)	To the Class M Certificateholders, any Unpaid Interest Amount;
3)	To the Class M Certificateholders, any Applied Realized Loss Amount;
4)	To the Class B Certificateholders, any Unpaid Interest Amount;
5)	To the Class B Certificateholders, any Applied Realized Loss Amount;
6)	To the Class A Certificateholders, any Net WAC Rate Carryover;
7)	To the Class M Certificateholders, any Net WAC Rate Carryover;
8)	To the Class B Certificateholders, any Net WAC Rate Carryover;
9)	Any remaining amounts as provided in the Pooling and Servicing Agreement.

Class A Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount and (ii) the excess, if any, of (x) the certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class M Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and (ii) the excess, if any, of (x) the sum of (i) the certificate principal balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class M Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class B Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and the Class M Certificates and (ii) the excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates (after taking into account the distribution of the Class A Principal Distribution Amount and the Class M Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Trigger Event:	With respect to each Distribution Date, a Trigger Event will be in effect if any of the following has occurred:

(i) for any Distribution Date occurring from and including January 2010 to, but not including, January 2012, the Mortgage Loans delinquent 60 days or more, in bankruptcy, in foreclosure or that are secured by Mortgaged Properties that have become REO Properties exceed [3.00]% of the aggregate principal balance of the Mortgage Loans,

(ii) for any Distribution Date on and after January 2012, the Mortgage Loans delinquent 60 days or more or that are secured by Mortgaged Properties that have become REO Properties exceed [4.50]% of the aggregate principal balance of the Mortgage Loans, or

(iii) for any Distribution Date, if the fraction, expressed as a percentage, obtained by dividing (1) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Remittance Period) by (2) the balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable amount set forth below:

January 2009 to December 2009	[1.00]% with respect to January 2009, plus an additional 1/12th of [0.75]% for each month thereafter.
January 2010 to December 2010	[1.75]% with respect to January 2010, plus an additional 1/12th of [0.75]% for each month thereafter.
January 2011 to December 2011	[2.50]% with respect to January 2011, plus an additional 1/12th of [0.50]% for each month thereafter.
January 2012 and thereafter	[3.00]%.

Overcollateralization
Amount:
For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the aggregate certificate principal balance of the Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Floor
Amount:	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target
Amount:
(a) For each Distribution Date prior to the Stepdown Date, 1.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 2.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the Overcollateralization Floor Amount and (c) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Servicer Advances:	The Servicer will be required to advance delinquent interest and principal unless such amounts are deemed unrecoverable.

Prepayment Sensitivity Tables

Class A (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.28	3.01	2.52	2.12	1.41	0.98
Duration (yrs)	3.73	2.67	2.26	1.92	1.31	0.93
Window (mo)	1 - 62	1 - 62	1 - 60	1 - 60	1 - 43	1 - 29
Yield (%) at 100	5.58	5.58	5.58	5.58	5.58	5.58
Expected Final Mat.	2/25/12	2/25/12	12/25/11	12/25/11	7/25/10	5/25/09

Class A (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.28	3.01	2.53	2.12	1.49	1.03
Duration (yrs)	3.73	2.67	2.27	1.92	1.38	0.97
Window (mo)	1 - 62	1 - 62	1 - 62	1 - 62	1 - 61	1 - 59
Yield (%) at 100	5.58	5.58	5.58	5.58	5.59	5.59
Expected Final Mat.	2/25/12	2/25/12	2/25/12	2/25/12	1/25/12	11/25/11

Class M (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	5.01	4.67	4.19	3.86	3.42	2.43
Duration (yrs)	4.16	3.92	3.56	3.32	2.99	2.20
Window (mo)	59 - 61	37 - 61	37 - 59	38 - 59	40 - 43	29 - 29
Yield (%) at 100	6.94	6.94	6.94	6.94	6.94	6.94
Expected Final Mat.	1/25/12	1/25/12	11/25/11	11/25/11	7/25/10	5/25/09

Class M (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	5.01	4.67	4.19	3.86	3.46	3.76
Duration (yrs)	4.16	3.92	3.56	3.32	3.03	3.25
Window (mo)	59 - 61	37 - 61	37 - 59	38 - 59	40 - 48	43 - 47
Yield (%) at 100	6.94	6.94	6.94	6.94	6.95	7.19
Expected Final Mat.	1/25/12	1/25/12	11/25/11	11/25/11	12/25/10	11/25/10

Prepayment Sensitivity Tables

Class B (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	5.01	4.65	4.17	3.82	3.27	2.43
Duration (yrs)	4.16	3.90	3.55	3.29	2.87	2.20
Window (mo)	59 - 61	37 - 61	37 - 59	37 - 59	38 - 43	29 - 29
Yield (%) at 100	6.94	6.94	6.94	6.94	6.94	6.94
Expected Final Mat.	1/25/12	1/25/12	11/25/11	11/25/11	7/25/10	5/25/09

Class B (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	5.01	4.65	4.17	3.82	3.27	3.43
Duration (yrs)	4.16	3.90	3.55	3.29	2.87	3.00
Window (mo)	59 - 61	37 - 61	37 - 59	37 - 59	38 - 44	39 - 43
Yield (%) at 100	6.94	6.94	6.94	6.94	6.94	7.15
Expected Final Mat.	1/25/12	1/25/12	11/25/11	11/25/11	8/25/10	7/25/10

Net WAC Rate
(Actual/360; 30% CPR; No Loss, 10% Call)

	Indices@ Spot	Indices@ 15.00%		Indices@ Spot	Indices@ 15.00%
Month	(%)	(%)	Month	(%)	(%)
1	3.88	3.88	31	9.37	12.00
2	5.89	5.89	32	9.07	11.64
3	9.08	9.88	33	9.07	11.65
4	8.20	9.39	34	9.38	12.03
5	9.03	10.50	35	9.08	11.65
6	8.98	10.68	36	9.38	12.09
7	9.28	11.11	37	9.08	11.70
8	8.98	10.77	38	9.07	11.72
9	8.98	10.77	39	10.03	12.99
10	9.28	11.13	40	9.06	11.73
11	8.98	10.77	41	9.36	12.12
12	9.28	11.17	42	9.06	11.73
13	8.99	10.82	43	9.36	12.12
14	8.99	10.84	44	9.06	11.73
15	9.61	11.59	45	9.06	11.73
16	8.99	10.84	46	9.37	12.12
17	9.29	11.20	47	9.06	11.73
18	8.99	10.88	48	9.37	12.12
19	9.29	11.25	49	9.06	11.73
20	8.99	10.90	50	9.06	11.73
21	8.99	10.91	51	10.03	12.99
22	9.29	11.28	52	9.06	11.73
23	8.99	10.91	53	9.37	12.12
24	9.33	11.67	54	9.06	11.73
25	9.02	11.30	55	9.37	12.12
26	9.06	11.48	56	9.06	11.73
27	10.04	12.80	57	9.06	11.73
28	9.07	11.56	58	9.37	12.12
29	9.37	11.94	59	9.06	11.73
30	9.07	11.61	60	9.38	12.24

Note:  Spot Index values are approximately: 1m L (5.35%);
6mL (5.30%) and MTA (4.878%).

Excess Spread*

	Indices @ Spot	Indices @ Forward		Indices @ Spot	Indices @ Forward
Month	(%)	(%)	Month	(%)	(%)
1	-	-	31	4.01	4.27
2	0.28	0.29	32	3.84	4.11
3	2.47	2.52	33	3.84	4.10
4	2.07	2.17	34	4.03	4.25
5	2.63	2.79	35	3.85	4.09
6	2.68	2.90	36	4.04	4.24
7	2.83	3.10	37	3.87	4.07
8	2.71	3.03	38	3.74	3.94
9	2.72	3.07	39	4.31	4.44
10	2.87	3.23	40	3.77	3.95
11	2.74	3.14	41	3.95	4.10
12	2.88	3.27	42	3.77	3.93
13	2.74	3.16	43	3.95	4.08
14	2.74	3.16	44	3.77	3.92
15	3.02	3.40	45	3.77	3.91
16	2.75	3.17	46	3.95	4.06
17	2.89	3.28	47	3.77	3.90
18	2.75	3.17	48	3.95	4.06
19	2.89	3.28	49	3.77	3.90
20	2.76	3.16	50	3.77	3.89
21	2.76	3.16	51	4.31	4.37
22	2.90	3.27	52	3.77	3.89
23	2.77	3.15	53	3.96	4.05
24	2.94	3.25	54	3.78	3.89
25	3.75	4.17	55	3.97	4.06
26	3.79	4.17	56	3.80	3.91
27	4.35	4.62	57	3.80	3.91
28	3.81	4.15	58	3.99	4.08
29	4.00	4.29	59	3.82	3.93
30	3.83	4.13	60	4.48	4.54

* Selected Assumptions:                   1) Spot and Forward Index values as of 12/6/06.
2) 30% CPR.
3) No Loss.
4) 10% Call.

Collateral Summary
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)
Total Number of Mortgage Loans	632
Total Outstanding Mortgage Loan Balance	$119,310,802.61
Current WA Coupon	7.250%
WA Margin (Adjustable only)	4.967%
WA Minimum Rate (Adjustable only)	4. 967%
WA Maximum Rate (Adjustable only)	12.639%
WA Roll Rate (months) (Adjustable only)	3
WA First Periodic Cap (Adjustable only)	4.651%
WA Periodic Cap (Adjustable only)	1.000%
WA Seasoning (months)	0
WA Remaining Balloon Term (months)	52
WA OLTV	83.35%
WA CLTV	83.35%
WA Current FICO	726
Simultaneous Seconds	0.00%
Prepay Penalty	41.19%
Lien Position (% first / % junior)	100.00%/0.00%
Geographic Distribution:
Other states account individually for less than 5% of pool balance.	CA 38.75% FL 7.91% UT 5.79% WA 5.35%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Current Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 25,000.00	9	$180,643.29	0.15%
25,000.01 - 50,000.00	77	2,992,718.92	2.51
50,000.01 - 75,000.00	68	4,269,351.45	3.58
75,000.01 - 100,000.00	75	6,490,049.88	5.44
100,000.01 - 200,000.00	197	28,883,724.59	24.21
200,000.01 - 300,000.00	96	23,890,220.25	20.02
300,000.01 - 400,000.00	50	17,404,966.43	14.59
400,000.01 - 500,000.00	25	11,298,182.26	9.47
500,000.01 - 600,000.00	18	10,012,723.54	8.39
600,000.01 - 700,000.00	9	5,788,722.00	4.85
700,000.01 - 800,000.00	1	742,000.00	0.62
800,000.01 - 900,000.00	1	805,000.00	0.67
900,000.01 - 1,000,000.00	2	1,900,000.00	1.59
1,000,000.01 >=	4	4,652,500.00	3.90
Total:	632	$119,310,802.61	100.00%

Minimum:       $13,950.00
Maximum: $1,295,000.00
Average:      $188,782.92

Mortgage Loan Type
Mortgage Loan Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 YR MTA 5YR Balloon	169	$27,721,074.36	23.23%
1 YR MTA 5YR Balloon IO	267	59,226,877.32	49.64
6 Mo LIBOR 5YR Balloon	28	2,278,336.68	1.91
6 Mo LIBOR 5YR Balloon IO	44	6,041,650.87	5.06
Fixed 2YR Balloon	52	6,698,999.90	5.61
Fixed 2YR Balloon IO	72	17,343,863.48	14.54
Total:	632	$119,310,802.61	100.00%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Original Loan-to-Value Ratios
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 40.00	2	$114,945.80	0.10%
45.01 - 50.00	5	591,821.95	0.50
50.01 - 55.00	1	256,000.00	0.21
55.01 - 60.00	8	1,370,150.96	1.15
60.01 - 65.00	5	2,526,962.50	2.12
65.01 - 70.00	18	6,958,615.14	5.83
70.01 - 75.00	15	5,203,342.92	4.36
75.01 - 80.00	141	35,889,392.30	30.08
80.01 - 85.00	22	7,819,524.99	6.55
85.01 - 90.00	414	58,536,846.05	49.06
90.01 - 95.00	1	43,200.00	0.04
Total:	632	$119,310,802.61	100.00%

Minimum:          22.67%
Maximum:          91.91%
Weighted Average: 83.35%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Mortgage Loan Purpose
Purpose	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	630	$118,919,802.61	99.67%
Rate/Term Refinance	2	391,000.00	0.33
Total:	632	$119,310,802.61	100.00%

Mortgage Loan Occupancy
Occupancy	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Second Home	632	$119,310,802.61	100.00%
Total:	632	$119,310,802.61	100.00%

Mortgage Loan Documentation
Documentation Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated	462	$94,393,457.77	79.12%
Full	170	24,917,344.84	20.88
Total:	632	$119,310,802.61	100.00%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Geographic Distribution
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
California	172	$46,236,465.79	38.75%
Florida	51	9,434,316.92	7.91
Utah	34	6,902,698.38	5.79
Washington	45	6,385,549.24	5.35
Arizona	25	5,876,302.41	4.93
Texas	52	5,088,996.86	4.27
Colorado	32	4,961,691.51	4.16
Hawaii	11	3,702,555.83	3.10
Nevada	11	2,763,125.55	2.32
Idaho	12	2,335,131.25	1.96
Connecticut	9	2,108,415.03	1.77
Georgia	16	2,075,382.06	1.74
Virginia	13	2,014,875.00	1.69
Illinois	12	1,933,386.76	1.62
North Carolina	19	1,895,010.45	1.59
New Mexico	12	1,855,398.53	1.56
Montana	8	1,698,689.84	1.42
Oregon	9	1,654,499.64	1.39
New York	11	1,570,058.13	1.32
Massachusetts	8	1,439,018.66	1.21
South Carolina	9	986,839.22	0.83
New Hampshire	6	832,389.04	0.70
Other	55	5,560,006.51	4.66
Total:	632	$119,310,802.61	100.00%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Current FICO Scores
FICO	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
620 - 639	1	$28,000.00	0.02%
640 - 659	10	1,830,129.06	1.53
660 - 679	53	8,030,631.84	6.73
680 - 699	137	26,796,682.02	22.46
700 - 719	123	23,618,255.14	19.80
720 - 739	84	16,343,857.27	13.70
740 - 759	75	11,935,014.81	10.00
760 - 779	74	15,609,596.88	13.08
780 - 799	54	11,000,488.00	9.22
800 - 819	21	4,118,147.59	3.45
Total:	632	$119,310,802.61	100.00%

Minimum:          636
Maximum:          816
Weighted Average: 726

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Current Mortgage Loan Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
3.000 - 3.999	2	$641,214.65	0.54%
4.000 - 4.999	15	3,534,135.45	2.96
5.000 - 5.999	140	36,882,118.05	30.91
6.000 - 6.999	262	43,545,483.60	36.50
7.000 - 7.999	10	1,460,649.94	1.22
8.000 - 8.999	39	7,824,499.39	6.56
9.000 - 9.999	72	13,734,722.57	11.51
10.000 - 10.999	69	8,281,891.68	6.94
11.000 - 11.999	16	2,605,544.24	2.18
12.000 - 12.999	7	800,543.04	0.67
Total:	632	$119,310,802.61	100.00%

Minimum:            3.875%
Maximum:          12.875%
Weighted Average:   7.250%

Original Balloon Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
24	124	$24,042,863.38	20.15%
60	508	95,267,939.23	79.85
Total:	632	$119,310,802.61	100.00%

Minimum:          24 months
Maximum:          60 months
Weighted Average: 53 months

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Remaining Balloon Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
13 - 24	124	$24,042,863.38	20.15%
49 - 60	508	95,267,939.23	79.85
Total:	632	$119,310,802.61	100.00%

Minimum:           20 months
Maximum:           60 months
Weighted Average:  52 months

Remaining Amortization Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Interest Only	383	$82,612,391.67	69.24%
349 - 360	249	36,698,410.94	30.76
Total:	632	$119,310,802.61	100.00%

Minimum:      357 months*
Maximum:      360 months*
Weighted Average: 360 months*

* Calculations exclude all interest only loans.

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Next Rate Adjustment Date
Date	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	124	$24,042,863.38	20.15%
2006-12	11	1,895,991.56	1.59
2007-01	86	19,504,028.08	16.35
2007-02	168	31,540,780.05	26.44
2007-03	134	28,126,900.99	23.57
2007-04	55	7,471,583.38	6.26
2007-05	19	2,763,918.17	2.32
2007-06	27	2,802,437.00	2.35
2007-07	8	1,162,300.00	0.97
Total:	632	$119,310,802.61	100.00%

Margin Rate (%)
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	124	$24,042,863.38	20.15%
3.000 - 3.999	25	3,098,233.94	2.60
4.000 - 4.999	154	38,133,891.39	31.96
5.000 - 5.999	299	48,086,904.84	40.30
6.000 - 6.999	10	2,562,366.49	2.15
7.000 - 7.999	16	2,680,295.14	2.25
8.000 - 8.999	3	512,910.00	0.43
9.000 - 9.999	1	193,337.43	0.16
Total:	632	$119,310,802.61	100.00%

Minimum (Adjustable only):             3.000%
Maximum (Adjustable only):             9.500%
Non-zero Weighted Average (Adjustable only):  4.967%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Maximum Mortgage Interest Rate (%)
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	124	$24,042,863.38	20.15%
9.000 - 9.999	2	641,214.65	0.54
10.000 - 10.999	15	3,534,135.45	2.96
11.000 - 11.999	142	37,380,188.84	31.33
12.000 - 12.999	262	43,350,713.99	36.33
13.000 - 13.999	7	618,750.00	0.52
14.000 - 14.999	12	1,151,077.75	0.96
15.000 - 15.999	30	5,019,972.69	4.21
16.000 - 16.999	38	3,571,885.86	2.99
Total:	632	$119,310,802.61	100.00%

Minimum (Adjustable only):              9.875%
Maximum (Adjustable only):            16.750%
Non-zero Weighted Average (Adjustable only):  12.639%

Minimum Mortgage Interest Rate (%)
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	124	$24,042,863.38	20.15%
3.000 - 3.999	25	3,098,233.94	2.60
4.000 - 4.999	154	38,133,891.39	31.96
5.000 - 5.999	299	48,086,904.84	40.30
6.000 - 6.999	10	2,562,366.49	2.15
7.000 - 7.999	16	2,680,295.14	2.25
8.000 - 8.999	3	512,910.00	0.43
9.000 - 9.999	1	193,337.43	0.16
Total:	632	$119,310,802.61	100.00%

Minimum (Adjustable only):                     3.500%
Maximum (Adjustable only):             9.500%
Non-zero Weighted Average (Adjustable only):   4.967%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

First Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	124	$24,042,863.38	20.15%
1.000	72	8,319,987.55	6.97
5.000	436	86,947,951.68	72.88
Total:	632	$119,310,802.61	100.00%

Minimum (Adjustable only):            1.000%
Maximum (Adjustable only):            5.000%
Non-zero Weighted Average (Adjustable only):  4.651%

Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	124	$24,042,863.38	20.15%
1.000	508	95,267,939.23	79.85
Total:	632	$119,310,802.61	100.00%

Minimum (Adjustable only):             1.000%
Maximum (Adjustable only):             1.000%
Non-zero Weighted Average (Adjustable only):   1.000%

Collateral Statistics
Statistical Calculation as of November 1, 2006 (Statistical Calculation Date)

Prepay Penalty Terms
Length of Prepay Penalty Term	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
No Prepay Penalty	361	$70,172,110.64	58.81%
12 Months	5	735,983.00	0.62
24 Months	4	877,050.00	0.74
36 Months	262	47,525,658.97	39.83
Total:	632	$119,310,802.61	100.00%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.